UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2017

GARMATEX HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1853 King Beach Avenue, Las Vegas, Nevada	89123-4300
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 360-305-1368

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

Effective October 30, 2017, Garmatex Holdings Ltd. (“we”, “us”, “our”, the “Company”) entered into a debt settlement subscription agreement with a creditor of our Company. Pursuant to the agreement we issued 2,694,526 restricted shares of our common stock at a price of CAD$0.01 (approximately US$0.0078) per share in full settlement of CAD$26,945.26 (approximately US$20,957.71) in debt payable to the creditor. The liability being settled resulted from loans, accrued management fees, and expenses owed to our former management, which had been previously assigned to the creditor.

We issued 2,694,526 shares of our common stock to one non U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMATEX HOLDINGS LTD.

/s/ Lawrence Stephenson
Lawrence Stephenson
President, Chief Executive Officer, Secretary,
Treasurer and Director

Date: October 30, 2017

Item 9.01	Financial Statements and Exhibits

10.1	Debt Settlement Subscription Agreement dated October 30, 2017.